EXHIBIT 11


                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                            PRIMARY COMPUTATION

               Years ended December 31, 1996, 1995 and 1994
                   (In millions, except per share data)


                                               1996      1995      1994
                                              ------    ------    ------
    Net income .............................. $679.8    $537.7    $319.7
                                              ======    ======    ======
    Applicable common and common stock
      equivalent shares:

      Weighted average shares of common
         stock outstanding during the period   264.9     265.0     266.3

      Incremental number of shares
         outstanding during the period
         resulting from the assumed
         exercises of stock options and         15.8      15.7      13.3
         warrants ...........................
                                              ------    ------    ------
    Weighted average shares of common stock
      and common stock equivalents
      outstanding during the period .........  280.7     280.7     279.6
                                              ======    ======    ======

    Earnings per common share primary ....... $ 2.42    $ 1.92    $ 1.14
                                              ======    ======    ======

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                                                                 EXHIBIT 11


                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                         FULLY DILUTED COMPUTATION

               Years ended December 31, 1996, 1995 and 1994
                   (In millions, except per share data)

                                               1996      1995      1994
                                              ------    ------    ------
    Net income .............................. $679.8    $537.7    $319.7
                                              ======    ======    ======
    Applicable common and common stock
      equivalent shares:

      Weighted average shares of common
         stock outstanding during the period   264.9     265.0     266.3

      Incremental number of shares
         outstanding during the period
         resulting from the assumed
         exercises of stock options and         16.0      20.3      15.9
         warrants ...........................
                                              ------    ------    ------
    Weighted average shares of common stock
      and common stock equivalents
      outstanding during the period .........  280.9     285.3     282.2
                                              ======    ======    ======

    Earnings per common share fully diluted . $ 2.42    $ 1.88    $ 1.13
                                              ======    ======    ======
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